UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SmartFinancial, Inc.
(Name of Registrant as Specified in its Charter)

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5401 Kingston Pike, Suite 600
Knoxville, Tennessee 37919
March 11, 2019

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of SmartFinancial, Inc. (the “Company”), which will be held at the SmartBank main office, 2430 Teaster Lane, Suite 205, Pigeon Forge, Tennessee 37863, on Thursday, May 2, 2019, at 10:00 a.m., Eastern Standard Time.

At the meeting, you will be asked to vote on proposals to (i) elect as directors the 12 nominees named in the accompanying proxy materials; (ii) ratify the appointment of our independent registered public accounting firm for our fiscal year ending December 31, 2019; (iii) approve, on a non-binding advisory basis, the compensation of SmartFinancial’s named executive officers as listed in the accompanying proxy materials; (iv) vote on the frequency (either annual, biennial, or triennial) that shareholders of the Company will have a non-binding, advisory vote on the compensation of the Company’s named executive officers; and (v) consider other business as may properly come before the annual meeting or any adjournment of the meeting.

Pursuant to the Securities and Exchange Commission’s “notice and access” rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or before March 22, 2019, a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders of record and beneficial owners as of the close of business on March 6, 2019, the record date for the meeting. On the date of mailing of the Notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials on our website at www.smartfinancialinc.com.

The Notice will also identify (i) the date, time, and location of the annual meeting; (ii) the proposals to be acted upon at the annual meeting and the recommendation of our Board of Directors with regard to each proposal; (iii) a toll-free telephone number, an email address, and a website where shareholders can request a paper or e-mail copy of the proxy statement and a form of proxy relating to the annual meeting; (iv) information about how to access and vote using the form of proxy; and (v) information about how to obtain directions to attend the annual meeting and vote in person. These proxy materials will be available free of charge.

Your vote is important. We encourage you to access and read the proxy materials. If you attend the annual meeting, you may vote in person even if you previously voted by proxy. Whether you expect to be present at the annual meeting, please vote and submit your proxy as soon as possible as the accompanying proxy materials instruct. Promptly voting will help ensure that the greatest number of shareholders of the Company are present whether in person or by proxy.

Thank you for your interest and support.

Sincerely,

William Y. Carroll, Jr. President and Chief Executive Officer	Wesley M. (Miller) Welborn Chairman

Important Notice Regarding the Availability of Proxy Materials

In accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of the proxy materials to each shareholder of record or beneficial owner, we are furnishing proxy materials, which include this proxy statement, to our shareholders over the Internet. If you want to receive a paper or e-mail copy of these documents or documents for all future shareholder meetings, you must request one. There is no charge to you for requesting a copy. Please make your request by contacting Frank Hughes by phone at (423) 385-3009 or email at frank.hughes@smartbank.com on or before April 11, 2019 to facilitate timely delivery. You will not otherwise receive a paper or e-mail copy of these documents.

We have mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to you, which will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

The Notice will be available to shareholders on or before March 22, 2019.

SMARTFINANCIAL, INC.
5401 Kingston Pike, Suite 600
Knoxville, Tennessee 37919

March 11, 2019

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 2, 2019

General

Our Board of Directors has made this proxy statement and accompanying proxy card available to you on the Internet or, upon your request, has delivered such materials to you in printed form in connection with its solicitation of proxies for use at the 2019 Annual Meeting of our shareholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern Standard Time, on Thursday, May 2, 2019, at the SmartBank main office, 2430 Teaster Lane, Suite 205, Pigeon Forge, Tennessee 37863. The board is soliciting proxies for the purposes set forth in the Notice of Internet Availability of Proxy Materials that we mailed to you on or before March 22, 2019 (the “Notice”). The purposes of the Meeting are:

(i)	To elect as directors the 12 nominees named in these proxy materials (“Proposal Number One”);
(ii)	to ratify the appointment of our independent registered public accounting firm for our fiscal year ending December 31, 2019 (“Proposal Number Two”);
(iii)	to approve, on a non-binding advisory basis, the compensation of SmartFinancial’s named executive officers as listed in these proxy materials (“Proposal Number Three”);
(iv)	to vote on the frequency (either annual, biennial, or triennial) that shareholders of the Company will have a non-binding, advisory vote on the compensation of the Company’s named executive officers (“Proposal Number Four”); and
(v)	to consider other business as may properly come before the Annual Meeting or any adjournment of the meeting.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. We encourage you to read it carefully. We are distributing this proxy statement on or before March 22, 2019. In this proxy statement, the terms “we,” “our,” “ours,” “us,” “SmartFinancial” and the “Company” refer to SmartFinancial, Inc. The term “SmartBank” refers to our wholly owned bank subsidiary, which is a Tennessee banking corporation. The terms “Board” and “Board of Directors” refer to the Board of Directors of SmartFinancial.

We do not know of any business that will be presented for consideration at the Annual Meeting other than the matters described above and in this proxy statement. This proxy statement is dated March 11, 2019, and is being mailed or otherwise made available to the shareholders of SmartFinancial on or before March 22, 2019, along with the form of proxy.

Voting information

The Board set March 6, 2019 as the record date for the Annual Meeting. Holders of shares of our common stock at the close of business on the record date are entitled to attend the Annual Meeting and vote on the proposals brought forth during the Annual Meeting. Each share of our common stock is entitled to one vote. There were 13,980,283 shares of common stock outstanding on the record date (inclusive of 34,000 unvested shares of restricted stock having voting rights). The presence of holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining the number of shares present at the Annual Meeting for the purposes of determining the presence of a quorum.

Many of our shareholders hold their shares through a bank, broker, or other nominee rather than directly in their own name. If you hold our shares in “street name” through a bank, broker, or other nominee, you are considered to be the beneficial owner of those shares held in street name, and your bank, broker, or other nominee, who is considered the shareholder of record with respect to those shares, is forwarding these materials to you. As the beneficial owner of shares held in street name, you have the right to direct your bank, broker, or other nominee how to vote. As the beneficial owner of shares held in street name, you are also invited to attend the Annual Meeting. However, since your bank, broker, or other nominee, and not you, is the shareholder of record, you may not vote shares held in street name in person at the Annual Meeting unless you obtain a signed “legal proxy” from your bank, broker, or other nominee giving you the right to vote the shares. Your bank, broker, or other nominee has enclosed or provided with this proxy statement a voting instruction card for you to use to direct your bank, broker, or other nominee how to vote your shares.

If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner of that share or a person holding a valid proxy for the registered owner of that share, it is deemed to be present for the purpose of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including broker non-votes (which are described below), will be included in determining the number of votes present or represented at the Annual Meeting. When you sign the proxy card or submit your vote via the Internet or by telephone, you appoint William (“Billy”) Y. Carroll, Jr. and Wesley M. (“Miller”) Welborn as your representatives at the Annual Meeting. Mr. Carroll, Jr. and Mr. Welborn will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Carroll, Jr. and Mr. Welborn will vote your proxy for the election to the Board of Directors of the 12 nominees listed below under “Proposal Number One: Election of Directors,” for the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2019, for approving the compensation of the named executive officers, detailed below under “Compensation of Directors and Named Executive Officers,” and for setting the frequency of the advisory shareholder vote on named executive officer compensation at once every three years. We are not aware of any other matters to be considered at the Annual Meeting. However, if any other matters come before the Annual Meeting, Mr. Carroll, Jr. and Mr. Welborn will vote your proxy on such matters in accordance with their judgment.

Broker non-votes

A broker non-vote occurs when a bank, broker, or other nominee submits a proxy card with respect to shares it holds in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the bank, broker, or other nominee has not received voting instructions from the beneficial owner. Under the rules that govern banks, brokers, or nominees who are voting with respect to shares held in street name, banks, brokers, or nominees have the discretion to vote such shares on routine matters, but not on non-routine matters. The ratification of independent auditors is a routine matter. The election of directors is a non-routine matter. The advisory vote on named executive officer compensation is a non-routine matter. The vote on the frequency of the advisory vote on named executive officer compensation is a non-routine matter.

Voting and quorum requirements at the Annual Meeting

In order to have a meeting of shareholders, it is necessary that a quorum be present. A quorum will be present if a majority of the shares of issued and outstanding common stock are represented at the Annual Meeting in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

Assuming that a quorum is present:

As to any other matter that may be properly brought before the Annual Meeting, your proxy will be voted in the judgment of the proxy holders named in your proxy card deem advisable. As of the date of this proxy statement, our Board does not know of any other matter that is expected to be presented for consideration at the Annual Meeting.

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. If you are the record holder of the shares, you may do this by (a) signing and delivering another proxy with a later date, (b) by voting in person at the Annual Meeting, or (c) by voting again over the Internet or by telephone prior to 6:00 p.m. local time on May 1, 2019. If your shares are held by your bank, broker, or other nominee, you should follow the instructions provided by your bank, broker, or other nominee.

Solicitation of proxies

Solicitations of proxies may be made in person or by mail, telephone, or other means. We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our directors, officers, and employees may assist in soliciting proxies but will not receive additional compensation for doing so.

Past mergers and acquisitions

Cornerstone Bancshares/Legacy SmartFinancial merger

SmartFinancial was incorporated in 1983 and originally headquartered in Chattanooga, Tennessee. SmartFinancial previously operated under the name Cornerstone Bancshares, Inc. On August 31, 2015, the Company completed its merger with legacy SmartFinancial, Inc. (which we refer to as “Legacy SmartFinancial”), with Cornerstone Bancshares, Inc. continuing as the surviving corporation. Cornerstone Bancshares, Inc. changed its name to “SmartFinancial, Inc.” and relocated its headquarters to Knoxville, Tennessee. We refer to this merger as the “2015 merger.”

Capstone Bancshares merger

On November 1, 2017, SmartFinancial consummated its merger with Capstone Bancshares, Inc., or Capstone, pursuant to an Agreement and Plan of Merger, dated as of May 22, 2017, by and among SmartFinancial, Capstone, SmartBank, and Capstone Bank, an Alabama-chartered commercial bank and wholly owned subsidiary of Capstone. We refer to this merger as the “Capstone merger.” At the effective time of the Capstone merger, Capstone merged with and into SmartFinancial, with SmartFinancial continuing as the surviving corporation. Immediately following the Capstone merger, Capstone Bank merged with and into SmartBank, with SmartBank continuing as the surviving entity.

Tennessee Bancshares merger

On May 1, 2018, SmartFinancial consummated its merger with Tennessee Bancshares, Inc., or Tennessee Bancshares, pursuant to an Agreement and Plan of Merger dated as of December 12, 2017, by and among SmartFinancial, Tennessee Bancshares, and Southern Community Bank, a Tennessee-chartered bank and wholly owned subsidiary of Tennessee Bancshares. We refer to this merger as the “Tennessee Bancshares merger.” At the effective time of the Tennessee Bancshares merger, Tennessee Bancshares merged with and into SmartFinancial, with SmartFinancial continuing as the surviving corporation. Immediately following the Tennessee Bancshares merger, Southern Community Bank merged with and into SmartBank, with SmartBank continuing as the surviving entity.

Foothills Bancorp merger

On November 1, 2018, SmartFinancial consummated its merger with Foothills Bancorp, Inc., or Foothills Bancorp, pursuant to an Agreement and Plan of Merger dated as of June 27, 2018, by and among SmartFinancial, Foothills Bancorp, and Foothills Bank & Trust, a Tennessee-chartered bank and wholly owned subsidiary of Foothills Bancorp. We refer to this merger as the “Foothills merger.” At the effective time of the Foothills merger, Foothills Bancorp merged with and into SmartFinancial, with SmartFinancial continuing as the surviving corporation. Immediately following the Foothills merger, Foothills Bank & Trust merged with and into SmartBank, with SmartBank continuing as the surviving entity.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

Nominees and vote required to elect nominees

The Board of Directors currently has 12 members all serving one year terms. The Nominating Committee of the Board of Directors has proposed the following 12 individuals to serve as directors until the 2020 annual meeting of shareholders.

Victor L. Barrett
Monique P. Berke
William (“Billy”) Y. Carroll, Jr.
William (“Bill”) Y. Carroll, Sr.
Clifton N. Miller
Ted C. Miller
David A. Ogle
Steven B. Tucker
Wesley M. (“Miller”) Welborn
Keith E. Whaley, O.D.
J. Beau Wicks
Geoffrey A. Wolpert

The Board of Directors recommends that you elect the above 12 director nominees. If a quorum is present, the directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the highest number of votes will be elected directors. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter. If you submit a proxy but do not specify how you would like it to be voted, Mr. Carroll, Jr. and Mr. Welborn will vote your proxy to elect the 12 director nominees. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Carroll, Jr. and Mr. Welborn will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in your proxy.

This Proposal Number One gives you as a shareholder the opportunity to vote for or against the above listed directors through the following resolution:

RESOLVED, that the shareholders of SmartFinancial, Inc. elect the following persons as directors of SmartFinancial, Inc. for a term ending at the annual meeting of shareholders of SmartFinancial, Inc. held in the year 2020, and until their successors are duly elected and qualified: Victor L. Barrett, Monique P. Berke, William (“Billy”) Y. Carroll, Jr., William (“Bill”) Y. Carroll, Sr., Clifton N. Miller, Ted C. Miller, David A. Ogle, Steven B. Tucker, Wesley M. (“Miller”) Welborn, Keith E. Whaley, O.D., J. Beau Wicks, and Geoffrey A. Wolpert.

Recent adjustments to the size of the Board of Directors

In connection with the Capstone merger, the Board of Directors increased its size to 13 members and appointed Mr. Tucker and Mr. Wicks, former members of the board of directors of Capstone, to serve on the Board of Directors effective November 1, 2017.

On January 25, 2018, the Board of Directors resolved to decrease the size of the Board of Directors from 13 to 11 members, with such change to be effective at the 2018 annual meeting of SmartFinancial shareholders.

In connection with the Tennessee Bancshares merger, on May 24, 2018, the Board of Directors resolved to increase its size to 12 members and to appoint Mr. Clifton Miller, a former member of the board of directors of Tennessee Bancshares, to serve on the Board of Directors.

Information about the directors

The following table shows, as of March 6, 2019, for each nominee to the Board of Directors: (1) his or her name; (2) his or her age; (3) how long he or she has been a director of SmartFinancial, Legacy SmartFinancial and/or SmartBank; and (4) his or her position(s) with SmartFinancial or SmartBank, other than as a director, if any.

Nominee	Age	Position(s) with SmartFinancial or SmartBank (other than as Director)	Director Since
Victor L. Barrett	66	N/A	2010
Monique P. Berke	52	N/A	2014
William (“Billy”) Y. Carroll, Jr.	50	President & CEO of SmartFinancial, Inc., and President & CEO of SmartBank	2010
William (“Bill”) Y. Carroll, Sr.	79	Vice Chairman of SmartFinancial, Inc. and SmartBank, and Director of Business Development of SmartBank	2010
Clifton N. Miller	52	N/A	2018
Ted C. Miller	75	N/A	2010
David A. Ogle	61	N/A	2010
Steven B. Tucker	66	N/A	2017
Wesley M. (“Miller”) Welborn	60	Chairman of SmartFinancial, Inc. and SmartBank	2009
Keith E. Whaley, O.D.	48	N/A	2010
J. Beau Wicks	58	N/A	2017
Geoffrey A. Wolpert	63	N/A	2010

Set forth below for each director nominee is a discussion of his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each individual has been engaged in his or her present principal occupation for more than five years.

Victor L. Barrett
Victor L. Barrett is a co-founder and current partner of The Track Recreation Center, a family entertainment center business with locations in Pigeon Forge, Tennessee, Destin, Florida, and Gulf Shores, Alabama. Prior to 1984, he worked with various oil-related companies in accounting and finance positions in Houston, Texas.

Qualifications and Experience
Leadership: Through his experience in the energy sector and as a successful business owner, Mr. Barrett has developed strong management, leadership, and financial experience. He also brings extensive knowledge of the East Tennessee business community to SmartFinancial.

Industry & Finance: Mr. Barrett has served in various accounting and finance positions, and he is a licensed certified public accountant and in inactive status.

Civic Involvement: He currently serves on the Gatlinburg Airport Authority Board and previously served on the board of the Tennessee Museum of Aviation.

Monique P. Berke
Monique P. Berke currently serves as Vice President of Business Transformation at CBL Properties, a developer and manager of retail shopping properties. Mrs. Berke served as the owner and operator of Berke Coaching & Consulting from 2000 to 2008, providing consulting and coaching services to Fortune 500 companies. She served as the Chief Operating Officer and Vice President for External Affairs at The Ochs Center for Metropolitan Studies from 2009 to 2010. She was the Vice President of Human Resources and Global Services for Unum Group from 2010 to 2012, as well as the Vice President of Investment Operations for the Unum Group from 2012 to 2015.

Qualifications and Experience
Leadership: Mrs. Berke brings strong leadership, business operations, financial services, and human resources knowledge with her role as Vice President at the Unum Group. Her background in consulting and current role in business transformation adds experience to our Board concerning process and change management as well as strategic planning.

Industry & Finance: Mrs. Berke has extensive experience in the financial services industry with specializations in human resources and operational effectiveness.

Civic Involvement: Board service as Director for Siskin Rehabilitation Hospital and Advisory Committee Member for Latina Professionals of Chattanooga.

William (“Billy”) Y. Carroll, Jr.
William (“Billy”) Y. Carroll, Jr. currently serves as the President and Chief Executive Officer of SmartBank and SmartFinancial. Prior to 2007, his financial industry tenure included various management roles, including the position of Executive Vice President and Chief Financial Officer with Citizens National Bank.

Qualifications and Experience
Leadership: Mr. Carroll, Jr.’s skills in management, leadership, business operations, accounting and finance have successfully positioned SmartBank throughout its diverse markets.

Industry & Finance: With his many years of experience in the banking sector, he has extensive knowledge of the financial industry, including experience leading a publicly traded company.

Civic Involvement: Active in his community, he has served as: a branch director for the Federal Reserve Bank of Atlanta’s Nashville Branch, a member of the Sevierville Planning Commission, a board member for the Great Smokey Mountains Institute at Tremont, president of Sevier County’s University of Tennessee Alumni Chapter, and in various capacities with numerous other local organizations.

William (“Bill”) Y. Carroll, Sr.
William (“Bill”) Y. Carroll, Sr. served as SmartBank and Legacy SmartFinancial’s board Chairman from its inception until 2016. Mr. Carroll, Sr. currently serves as Vice Chairman of both SmartBank’s and SmartFinancial’s boards of directors, and he is the Director of Business Development for SmartBank. He began his banking career in 1963 with Hamilton National Bank. He began serving with Citizens National Bank when it opened in 1973. While there, Mr. Carroll, Sr. moved from Vice President to the roles of President, Chief Executive Officer and Chairman of the Board.

Qualifications and Experience
Leadership: With his expansive banking career, Mr. Carroll, Sr. brings a variety of skills and leadership values to the SmartFinancial organization. His role as President and CEO of Citizens National Bank included leading the senior management team through a period of heavy and successful growth. In his current role with SmartBank, he uses his leadership and management skills to guide the business development team.

Industry & Finance: With considerable strategic insight and management skills built through his 50 years of experience in the financial industry, Mr. Carroll, Sr. brings a wealth of knowledge about the East Tennessee business community to SmartFinancial.

Civic Involvement: Mr. Carroll, Sr. has served the banking industry in a variety of ways, including: past President and board member of the Tennessee Bankers Association, past member of the Federal Home Loan Bank of Cincinnati, and member of the State Advisory Council of the U.S. Small Business Administration. Mr. Carroll, Sr. is the recipient of the Leader in Banking Excellence Award from the Tennessee Bankers Association. He also served as past Chairman of the board of Fort Sanders Medical Center, and is a former member of the University of Tennessee board of trustees.

Clifton N. Miller
Clifton N. Miller currently serves as the managing director of Henry, McCord, Bean, Miller, Gabriel & Labar, PLLC, a law firm where he has practiced law since 1991. His legal practice concentrates in the areas of commercial law and litigation, banking law, construction law and litigation, and education law. Prior to his appointment to the Board of Directors, Mr. Miller served on the board of directors of Southern Community Bank.

Qualifications and Experience
Leadership: Mr. Miller brings strong legal, corporate governance, and risk management experience from his 28+ years of legal practice. Mr. Miller also brings extensive knowledge of the Tullahoma, Tennessee market, as well as the Middle Tennessee market.

Industry & Finance: Mr. Miller has extensive legal and corporate governance experience in the financial industry, including risk management experience from general counsel work in multiple sectors.

Civic Involvement: Mr. Miller is a current member and past president of the Tennessee Council for School Board Attorneys. Mr. Miller currently serves as a trustee of the Motlow College Foundation. Mr. Miller is also a current member and past president of the Tullahoma Noon Rotary. Mr. Miller has served as the Chairman of the Boy Scouts of America, Middle Tennessee Council’s “Good Scout Award” luncheon. In 2016, Mr. Miller was selected as a Fellow of the American Bar Foundation, which is widely recognized as the premier institute in the United States for social science research on law.

Ted C. Miller
Ted C. Miller currently serves as the Business Manager and Partner of Dolly Parton Productions, a position he has held since 1986. Mr. Miller is also the Director and Secretary at World Choice Investments, which owns and operates restaurant and entertainment venues in multiple states.

Qualifications and Experience
Leadership: With over 50 years of marketing and strategic planning expertise, Mr. Miller brings unique knowledge and business acumen to the Board of Directors.

Industry & Finance: While serving in the marketing industry, Mr. Miller has developed a deep knowledge of the tourism, recreation, and themed-attractions industry. His prior experience in various business leadership roles further informs his financial industry knowledge and contributes to his ability to lead and execute successful initiatives for impacted growth.

Civic Involvement: Mr. Miller currently serves as the Vice Chairman of the Dollywood Foundation and the Imagination Library.

David A. Ogle
David A. Ogle currently serves as the Lead Independent Director of the Board of Directors. Mr. Ogle was the co-founder and currently serves as President of Five Oaks Development Group. Additionally, he is the founder of Five Oaks/Ogle, Inc., co-founder and President of Oaktenn, Inc., and co-founder and officer of Five Oaks Outlet Centers, Inc. His career also includes owner and operator of six Sevier County, Tennessee hotel, condominiums and resort lodging properties.

Qualifications and Experience
Leadership: With his past experience starting and leading multiple commercial endeavors, Mr. Ogle’s extensive background in finance, management, business operations, and strategic development brings valuable strategic leadership to the SmartFinancial Board of Directors.

Industry & Finance: With a background as a commercial general contractor and real estate broker, Mr. Ogle’s venture with Five Oaks/Ogle, Inc. has included over $100 million in commercial construction since 1990. His partnership with Five Oaks Development Group and Five Oaks Outlet Centers, Inc. includes the commercial development of tourism assets.

Civic Involvement: Highly active in his community, Mr. Ogle is the past Chairman of the Tennessee Real Estate Commission and past Chairman of the board of trustees for Carson Newman College. In December 2010, he was conferred an Honorary Doctorate of Business Administration from Carson Newman College. He has also been recognized by Business Tennessee magazine for his success as a Top Commercial Real Estate Developer. In 2007, he was inducted into the East Tennessee Business Hall of Fame.

Steven B. Tucker
Steven B. Tucker is the past President of Barnett Transportation, a liquid bulk transporter headquartered in Tuscaloosa, Alabama. Mr. Tucker is also a Principal in TriCo Resources, a trailer leasing company, as well as BTI Real Estate. He has an extensive background including service as an officer in the United States Army. After his military career, he joined the national accounting firm of Arthur Andersen, and became a certified public accountant. Mr. Tucker has over 20 years of public accounting experience. Prior to his appointment to the SmartFinancial Board, Mr. Tucker was Chairman of the Board of Directors of Capstone Bancshares, Inc. and Capstone Bank.

Qualifications and Experience
Leadership: In addition to his military career, Mr. Tucker's extensive knowledge of the Alabama business community makes him a valuable asset to SmartFinancial's growth strategy. His accounting experience, leadership skills and business acumen also lend insights that are crucial to SmartFinancial's vision.

Industry & Finance: Through his career as CFO and President of Barnett Transportation and his public accounting experience, Mr. Tucker has developed an extensive knowledge of the Alabama business community and the financial industry.

Civic Involvement: Mr. Tucker’s many years of involvement with the Tuscaloosa Children's Hands-On Museum has included the roles of Treasurer and President. He has served on the board of the Alabama Trucking Association Workmen's Compensation Fund, as well as other varied civic organizations.

Wesley M. (“Miller”) Welborn
Wesley M. (“Miller”) Welborn currently serves as Chairman of the board of directors of SmartFinancial and SmartBank. Mr. Welborn’s career has included a variety of ventures, including former Co-Founding Partner of the Lamp Post Group, a Chattanooga, Tennessee-based venture capital incubator, where he served from 2010 to 2015. He also has served for 10 years as President of Welborn & Associates, Inc., a Chattanooga, Tennessee-based transportation consulting firm, and is the former President and Chief Executive Officer of the publicly traded trucking company, Boyd Brothers, Inc. Mr. Welborn also serves as a director of Covenant Transportation Group, Inc. (NASDAQ-CVTI).

Qualifications and Experience
Leadership: Mr. Welborn’s expansive and deep knowledge of the Chattanooga community is not only valuable for entrepreneurial and strategic initiatives, but he also provides experience with public company purchase and sale transactions. He brings experience in leadership and business operations with his past role as President & CEO of Boyd Brothers, Inc.

Industry & Finance: Mr. Welborn’s former partnership with Welborn & Associates, Inc. and his role as President & CEO of Boyd Brothers, Inc. showcase his ability to understand high functioning companies, including the inner-workings of publicly traded companies. His involvement as a co-founding partner of the Lamp Post Group also proves his financial knowledge of strategic capital development.

Civic Involvement: Mr. Welborn also serves on the board of several non-profit organizations.

Keith E. Whaley, O.D.
Keith E. Whaley, O.D. founded Whaley Family Eyecare in Pigeon Forge, Tennessee. He attended the University of Tennessee at Chattanooga and at Knoxville, and earned his Doctor of Optometry from the Southern College of Optometry.

Qualifications and Experience
Leadership: Dr. Whaley brings a considerable amount of knowledge of the Sevier County, Tennessee market, including his own skills in leadership, strategic development and financial experience with founding his own medical practice, and serving in a variety of community roles.

Industry & Finance: Dr. Whaley has past experiences within the Sevier County, Tennessee government system, serving as Mayor of Pigeon Forge, Tennessee from 2007 to 2011. His financial knowledge also includes his current roles as a commissioner on the Sevier County Board of Commissioners, and since 2013 he has served as commissioner of the Sevier County Utility District.

Civic Involvement: Dr. Whaley currently holds memberships in the American Optometric Association, the Tennessee Association of Optometric Physicians (TAOP) and the East Tennessee Society of Optometric Physicians. He served on the TAOP Board of Trustees from 2001 to 2010. He is also a past board member for the Pigeon Forge Rotary Club, where he served as President from 2003 to 2004. He formerly served as President of the Business Network International Sevier County Chapter.

J. Beau Wicks
J. Beau Wicks founded and currently serves as President of Southeast Logistics, Inc., a regional trucking company serving the building products industry. Since its inception, the company has grown to operating 300 trucks with four offices in three states. Prior to 1998, Mr. Wicks spent eight years as a Controller for Randall Publishing Company, and six years as the Chief Financial Officer of Cummings Trucking Company.

Qualifications and Experience
Leadership: Mr. Wicks brings extensive knowledge of the Tuscaloosa, Alabama market, and has experience with business growth strategies, finance and accounting.

Industry & Finance: Mr. Wicks’ role within Southeast Logistics, Inc. and his previous role as Chief Financial Officer speak to his ability to translate his financial knowledge and expertise into the vision of SmartFinancial.

Civic Involvement: Active in the trucking industry, Mr. Wicks is a member of the Alabama Trucking Association, and has served on the board of directors and as Chairman for the Alabama Trucking Association Worker’s Compensation Fund. He has also served in numerous non-profit roles throughout the Alabama market.

Geoffrey A. Wolpert
Geoffrey A. Wolpert is the owner of The Park Grill and The Peddler restaurants in Gatlinburg, Tennessee. He has had an outstanding career in the hospitality industry with over 40 years of experience. He also has over 20 years’ experience in the financial industry, including positions on the board of directors for both The First National Bank of Gatlinburg and BankFirst, now known as BB&T.

Qualifications and Experience
Leadership: Mr. Wolpert has an extensive knowledge of business operations, and he brings strategic leadership and financial experience to the Board of Directors. His expansive career in the hospitality industry also includes a working knowledge of entrepreneurship.

Industry & Finance: Mr. Wolpert over two decades of serving as a board member for other financial institutions, his knowledge in the financial industry includes bank mergers and growth strategies.

Civic Involvement: Mr. Wolpert was recognized in 2000 as Volunteer of the Year by the Gatlinburg Chamber of Commerce, and received the 2004 Leadership Award from the United Way of Sevier County. He is also the founding President of the Gatlinburg Gateway Foundation. He is a past President for the board of governors for Arrowmont School of Arts & Crafts, and recently served as Chairman of the Development Committee for the school.

Information about Executive Officers

Gregory L. Davis
Gregory L. Davis (age 52) currently serves as Executive Vice President, Chief Lending Officer of SmartBank. He began his career as an examiner for the Tennessee Department of Financial Institutions. In 1998, he started with BankFirst as its Vice President and Commercial Lender. After BankFirst was acquired by BB&T, Mr. Davis served as Senior Vice President and City Executive in Sevier County, Tennessee. He joined SmartBank in 2006, where he currently oversees the commercial, consumer, and SBA lending divisions.

Qualifications and Experience
Leadership: During his career, Mr. Davis has held many leadership roles in the financial services industry, including commercial lending, business development, product sales, and employee development and training.

Industry & Finance: Mr. Davis has had a successful career in the financial industry as both a banker and financial examiner. He also earned the 2002 Sterling Performer Award as BB&T’s East Tennessee Region top commercial lender.

Civic Involvement: Mr. Davis currently serves on the board of directors for the Areawide Development Corporation.

C. Bryan Johnson
C. Bryan Johnson (age 50) currently serves as Executive Vice President, Chief Financial Officer of SmartFinancial and SmartBank. After graduating from the US Military Academy of West Point, Mr. Johnson served as an artillery officer with the First Armored Division in Europe. Following his military career, he completed business and law school, and then joined Moon Capital Management, a registered investment advisor. He joined SmartFinancial in 2010.

Qualifications and Experience
Leadership: Following a deployment to Bosnia during his military career, Mr. Johnson left the Army as a captain. Through his military career, he learned valuable leadership skills that apply to his current role with SmartFinancial and SmartBank.

Industry & Finance: In addition to his considerable legal, banking, and investment industry experience, Mr. Johnson brings a wealth of financial knowledge. He has been a CFA charter holder since 2000. He is also a licensed attorney in Tennessee.

Civic Involvement: Mr. Johnson is a member of the West Point Society of East Tennessee. In addition, he was an adjunct professor teaching senior level finance courses and a graduate accounting course at the University of Tennessee from 2002 to 2009.

Rhett D. Jordan
Rhett D. Jordan (age 48) currently serves as Executive Vice President, Chief Credit Officer of SmartBank. Mr. Jordan has over 20 years’ experience in the financial industry, and most recently served as the Senior Vice President, East Tennessee Area Credit Officer for Regions Bank in Knoxville, Tennessee. He joined SmartBank in 2014.

Qualifications and Experience
Leadership: Holding a variety of management and executive roles in the banking industry, Mr. Jordan brings an extensive background in management and finance.

Industry & Finance: With over 20 years’ experience, Mr. Jordan’s wide array of knowledge and experience assist in the overall vision of SmartBank, derived from five years of experience serving as the Chief Credit Officer for Capstone Bank and BankEast.

Civic Involvement: Mr. Jordan is a current member of the Risk Management Association, and a past member of the Association of Financial Professionals and the United Way of East Tennessee Funds Allocation Committee. He has also served on various regional non-profit organization boards and committees.

Gary W. Petty, Jr.
Gary W. Petty, Jr. (age 44) currently serves as Executive Vice President, Chief Risk Officer of SmartFinancial and SmartBank. Prior to the 2015 merger, Mr. Petty served Cornerstone Bancshares, Inc. in a variety of positions, including Chief Financial Officer, Chief Operating Officer, and Internal Auditor.

Qualifications and Experience
Leadership: Mr. Petty’s diverse skills in finance, management, business operations, and risk management contribute to his success in his current position with SmartFinancial and SmartBank.

Industry & Finance: With over 20 years’ experience in the financial industry, Mr. Petty has held a variety of roles that lend to his wealth of banking knowledge, including serving on the board of directors of Bright Bridge, a community development financial institution.

Civic Involvement: Mr. Petty is active in his community and involved with a variety of non-profit organizations.

William L. Yoder
William L. Yoder (age 52) currently serves as Executive Vice President, Chief Banking and Deposit Officer of SmartBank. Mr. Yoder has over 30 years of lending, banking and leadership experience and most recently he served as President & CEO of Southern Community Bank from its inception until it was merged with SmartBank in 2018.

Qualifications and Experience
Leadership: With his considerable leadership experience, Mr. Yoder brings expertise in finance, accounting, and management to his position with SmartBank. He possesses strong business and sales skills, and he has considerable experience in managing retail banking units while with USBank who he served with earlier in his career.

Industry & Finance: Mr. Yoder is intimately involved with the strategic direction of key SmartBank markets and the bank’s multiple locations.

Civic Involvement: Mr. Yoder currently serves on the board of several non-profit organizations and is active with his local Rotary Club where he is a past president.

Family Relationships

Mr. Carroll, Jr., the President and Chief Executive Officer of SmartFinancial and SmartBank, is the son of Mr. Carroll, Sr., who is the Vice Chairman of the Boards of Directors of SmartFinancial and SmartBank and Director of Business Development for SmartBank.

Certain Other Related Transactions

Loans to Directors and Executive Officers. SmartFinancial has had, and expects to have in the future, through SmartBank, loans and other banking transactions in the ordinary course of business with its directors (including independent directors) and executive officers, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those available at the time for comparable transactions with persons not related to SmartFinancial and did not involve more than the normal risk of collectability or present other unfavorable features. In addition, SmartBank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. SmartBank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies. The aggregate principal amount of loan exposure outstanding to SmartFinancial’s directors, executive officers, and their respective affiliates was approximately $35.0 million as of December 31, 2018.

Dolly Parton Parkway Lease. On March 20, 2018, SmartBank entered into a fifteen year lease (with four, five year renewal options) with Jacob L. Ogle and Taylor Ogle, the sons of director David A. Ogle, for a bank branch located at 710 Dolly Parton Parkway, Sevierville, Tennessee 37862. This lease subsequently has been assigned by Director Ogle’s sons to a limited liability company, Midnight Pass Holdings, LLC, wholly owned by Director Ogle’s sons. The lease is a triple net lease. The initial annual base rent under lease is $63,000, and the annual base rent gradually increases throughout the initial fifteen year term to $96,000 annually in years eleven through fifteen. During 2018, SmartBank paid a total of $104,420 under the lease, consisting of base rent payments of $42,000, building improvements of $57,569, and $4,851 in pro-rated property taxes. The total amount of base rent to be paid under the lease for the remainder of the initial fifteen year lease term is $1.24 million.

Policies and Procedures for the Approval of Related Person Transactions. The charter of the Company’s Audit Committee provides that it must approve all transactions between SmartFinancial and related parties, as defined in applicable SEC rules and regulations. In accordance with this responsibility, the Audit Committee on a timely basis reviews and, if appropriate, approves all related party transactions. At any time which an executive officer, director or nominee for director becomes aware of any contemplated or existing transaction that, in that person’s judgment, may be a related party transaction, such person is expected to notify the chairperson of the Audit Committee of the transaction. Generally, the chairperson of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a related party transaction requiring approval by the Audit Committee. If the transaction is considered to be a related party transaction, then the Audit Committee will review the transaction and, in deciding whether to approve the transaction, will consider the factors it deems appropriate under the circumstances, including, but not limited to, the following:

•	The approximate dollar amount involved in the transaction, including the amount payable by or to the related person;
•	The nature of the interest of the related person in the transaction;
•	Whether the transaction may involve a conflict of interest;
•	Whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and
•	The purpose of the transaction and any potential benefits to the Company.

In addition to the Audit Committee’s written responsibility, as mandated by the Audit Committee’s charter, to approve related party transactions, the Company also has other written policies and procedures for approving and monitoring related third party transactions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE NOMINEES NAMED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to beneficial ownership of the Company’s common stock as of March 6, 2019, for (i) each person (if any) who beneficially owns more than 5.0% of the Company’s common stock, (ii) each director and nominee for director, (iii) the Company’s named executive officers, and (iv) all Company directors and executive officers as a group.

Name	Number of Shares of Common Stock Directly or Indirectly Owned	Right to Acquire(3)	Total Number of Shares of Common Stock Beneficially Owned	Percentage of Class of Shares Beneficially Owned as of March 6, 2019(4)
Directors and Named Executive Officers:(1)(2)
Victor L. Barrett	172,500		172,500	1.23%
Monique P. Berke	5,013	1,025	6,038	*
Billy Carroll, Jr.	122,766		122,766	*
Bill Carroll, Sr.	27,468		27,468	*
Gregory L. Davis	28,031		28,031	*
C. Bryan Johnson	10,225		10,225	*
Clifton N. Miller	128,288		128,288	*
Ted C. Miller	117,958		117,958	*
David A. Ogle	208,119		208,119	1.49%
Steven B. Tucker	50,117	11,333	61,450	*
Wesley M. Welborn	99,803	7,275	107,078	*
Keith E. Whaley, O.D.	79,242		79,242	*
J. Beau Wicks	40,864	2,266	43,130	*
Geoffrey A. Wolpert	194,182		194,182	1.39%
All directors and executive officers as a group (17 persons)	1,338,247	39,052	1,377,299	9.82%
*	Less than 1%
(1)	Each person is the record owner of and has voting and investment power with respect to his or her shares. The address for each person listed is c/o SmartFinancial, Inc., 5401 Kingston Pike, Suite 600, Knoxville, Tennessee 37919.
(2)	As of March 6, 2019, the following individuals have pledged the following amounts of shares of SmartFinancial common stock that they beneficially own to secure lines of credit or other indebtedness: Mr. Carroll, Jr.: 15,750 shares; Mr. Clifton Miller: 9,000 shares; and Mr. Ogle: 39,150 shares.
(3)	Includes shares that may be acquired by exercising stock options that are exercisable within 60 days of March 6, 2019.
(4)	For each individual, this percentage is determined by assuming the named person exercises all stock options which he or she has the right to exercise within 60 days of March 6, 2019, but that no other persons exercise any stock options. For the directors and executive officers as a group, the percentage is determined by assuming that each director or executive officer exercises all stock options which he or she has the right to exercise within 60 days of March 6, 2019, but that no other persons exercise any stock options. The calculations are based on 13,980,283 shares of SmartFinancial common stock outstanding on March 6, 2019, inclusive of 34,000 unvested shares of restricted stock.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Our business is managed by our employees under the direction and oversight of the Board of Directors. Members of the Board of Directors are kept informed of SmartFinancial’s business through discussions with management, materials provided to them by management, and their participation in meetings of the Board of Directors and in Board committee meetings.

Board Composition and Director Independence

The Board of Directors has determined that each of its members is independent as defined in Nasdaq’s listing rules, with the exception of the following directors, which the Board has determined are not independent: Mr. Carroll, Jr., Mr. Carroll, Sr., and Mr. Welborn. In determining the independence of directors, the Board considered the responses to our annual director and officer questionnaires which indicated no conflicting transactions other than banking transactions with SmartBank and with respect to director Mr. Ogle a related party lease. See “Certain other Related Transactions” above.

The Board of Directors has four standing committees: the Audit Committee, the Nominating Committee, the Corporate Governance Committee, and the Human Resources and Compensation Committee. The Board limits membership on these committees to independent directors as defined by Nasdaq’s listing standards and the rules and regulations of the SEC. The standing committees advise the Board on policy origination and plan administrative strategy and assure policy compliance through management reporting from areas under their supervision.

Board Leadership Structure

Currently, Mr. Welborn serves as the Chairman of the Board, Mr. Carroll, Sr. serves as Vice Chairman of the Board, and Mr. Carroll, Jr. serves as our President and Chief Executive Officer. Mr. Ogle has been appointed by the Board to serve as the lead independent director. The lead independent director provides leadership to and reports to the Board of Directors focused on enhancing effective corporate governance, provides a source of Board leadership complementary to, collaborative with and independent of the leadership of the chairman and chief executive officer, and promotes best practices and high standards of corporate governance.

Risk Oversight

Oversight of risk management is a central focus of the Board and its committees. The full Board regularly receives reports both from committees and from management with respect to the various risks facing the Company, and oversees planning and responding to them as appropriate. The Audit Committee currently has primary responsibility for oversight of financial risk and for oversight of the Company’s risk management processes, including those relating to litigation and regulatory compliance. Under its charter, the Audit Committee is required to discuss the Company’s risk assessment and risk management policies and to inquire about any significant risks and exposures and the steps taken to monitor and minimize such risks. The Human Resource and Compensation Committee is chiefly responsible for compensation-related risks. Under its charter, the Human Resource and Compensation Committee must discuss and review the key business and other risks the Company faces and the relationship of those risks to certain compensation arrangements. Each of these committees receives regular reports from management concerning areas of risk for which the committee has oversight responsibility.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct and Whistleblowing Policy (the “Code of Ethics”), which contains provisions consistent with the SEC’s description of a code of ethics, which applies to its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions. The purpose of the Code of Ethics is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to: (1) promote honest and ethical conduct; (2) provide full, fair, accurate, timely and understandable disclosure in reports and documents that SmartFinancial files with the SEC and other public communications by SmartFinancial; (3) assure compliance with applicable governmental laws, rules and regulations; (4) require prompt reporting of any violations of the Code of Ethics; and (5) establish accountability for adherence to the Code of Ethics. Each director is required to read and certify annually that he or she has read, understands and will comply with the Code of Ethics. The Company’s Code of Ethics is available on SmartFinancial’s website at www.smartfinancialinc.com in the Investors area.

Meetings of the Board of Directors and Committees; Committee Appointments

During 2018, the Board held seven meetings. All directors attended at least 75% of the total number of meetings of the Board, and 75% of the total number of meetings of the Board committees on which they served. The Company does not have a formal policy regarding director attendance at annual shareholders’ meetings. Each director who was then in office attended the 2018 annual shareholders’ meeting. Each director is encouraged and expected to attend this year’s Annual Meeting.

Audit Committee

The Audit Committee selects and engages SmartFinancial’s independent registered public accounting firm each year. In accordance with its charter, the Audit Committee, among other things, reviews SmartFinancial’s financial statements, the results of internal auditing, financial reporting procedures, and reports of regulatory authorities, and it regularly reports to the Board with respect to all significant matters presented at meetings of the Audit Committee.

The charter of the Audit Committee is available on our website at www.smartfinancialinc.com in the Investors area. The Audit Committee is comprised of six non-employee directors: Mr. Barrett, who serves as chair of the Audit Committee, Mrs. Berke, Mr. Ted Miller, Mr. Wolpert, Mr. Tucker, and Dr. Whaley, each of whom is “independent” as defined by Nasdaq’s listing rules.

The Board of Directors has determined that the Audit Committee chair, Mr. Barrett, and Audit Committee member, Mr. Tucker, each meets the SEC criteria for an “Audit Committee financial expert.” The Board of Directors believes that each of the current members of the Audit Committee has education and/or employment experience that provides him or her with appropriate financial sophistication to serve on the Audit Committee. In 2018, the Audit Committee met 11 times. In addition to these full meetings, the Audit Committee reviews and approves for issuance or filing the Company’s earnings releases and periodic reports to be filed with the SEC and it usually meets by telephone conference to discuss those documents.

Nominating Committee

The Nominating Committee is responsible for: assisting, advising and making recommendations to the Board on the identification, selection, and recommendation of qualified individuals to become Board members; selecting and recommending that the Board approve the director nominees for the annual meeting of shareholders; developing and recommending a Board committee structure and recommending the membership and chairs of committees; overseeing the evaluations of the Board; and overseeing the succession planning for the chief executive officer. The charter for the Nominating Committee can be viewed on our website at www.smartfinancialinc.com in the Investors area.

The Nominating Committee identifies nominees for the Board by first evaluating the current Board members willing to continue serving as directors. Current Board members with skills and experience that are relevant to our business and who are willing to continue their service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new skills, backgrounds and perspective, in light of our developing needs. If a vacancy exists, the Nominating Committee solicits suggestions for director candidates from a number of sources, which can include other Board members, management, and individuals personally known to members of the Board.

Pursuant to our guidelines for selecting potential new Board members, in selecting and evaluating persons to recommend to the Board as nominees for director, the Nominating Committee strives to select persons who have high integrity and relevant experience and who bring a diverse set of appropriate skills and backgrounds to the Board. In this regard, the Nominating Committee also gives consideration to matching the geographic base of candidates with the geographic coverage of the Company, and to diversity on the Board that reflects the communities that we serve. The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under Nasdaq’s listing standards. These factors are subject to change from time to time.

The Nominating Committee also evaluates candidates for nomination to the Board who are recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by submitting a written recommendation to SmartFinancial’s secretary at its executive offices. Submissions must include certain information relating to such person that would indicate such person’s qualification to serve on the Board, including that information set forth in our bylaws and such other information relating to such person that is required to be disclosed in connection with solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Nominating Committee will consider recommendations received by a date not later than 120 days before the anniversary date of the mailing of our proxy materials in connection with the prior year’s annual meeting of shareholders for nomination at the next annual meeting. The Nominating Committee will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

There is no difference in the manner in which the Nominating Committee evaluates candidates for membership on the Board based on whether such candidate is recommended by a shareholder, the Nominating Committee, a director or by any other source. No submission for Board nominees by a shareholder was received by the Company with respect to the Annual Meeting.

The Nominating Committee is comprised of Mr. Ogle, who serves as chair of the committee, Mr. Barrett and Mr. Wolpert. Each member of the Nominating Committee is independent, as determined under the definition of independence set forth in Nasdaq’s listing rules. During 2018, the Nominating Committee met two times.

Corporate Governance Committee

The Corporate Governance Committee is responsible for: assisting, advising and making recommendations to the Board on corporate governance matters, including the drafting, reviewing, and adoption of corporate governance guidelines and procedures, and overseeing adherence to corporate governance policies, and recommending to the Board appropriate responses to any violations of the corporate governance guidelines. The Corporate Governance Committee is in charge of conducting an annual review of the Board and of each committee in order to identify any potential functional improvements and ensure compliance with corporate governance policies. The charter for the Corporate Governance Committee can be viewed on our website at www.smartfinancialinc.com in the Investors area.

The Corporate Governance Committee is comprised of Mrs. Berke, who serves as chair of the Corporate Governance Committee, Mr. Clifton Miller, Mr. Wolpert, Dr. Whaley, Mr. Wicks and Mr. Ted Miller. Each member of the Corporate Governance Committee is independent, as determined under the definition of independence set forth in Nasdaq’s listing rules. During 2018, the Corporate Governance Committee met four times.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee assists, advises and makes recommendations to the Board on executive and director compensation matters, including evaluating and recommending to the Board compensation and benefit plans for executives and directors of SmartFinancial, as well as evaluating the performance of SmartFinancial’s executives. The Human Resources and Compensation Committee also has been delegated responsibility for making certain compensation decisions relating to SmartFinancial’s executives and under SmartFinancial’s equity compensation plans. The Human Resources and Compensation Committee solicits the recommendation of our chairman and our chief executive officer and president with respect to compensation determinations concerning the other executive officers of SmartFinancial, but does not delegate its authority with respect to compensation matters to any other person. The Human Resources and Compensation Committee also reviews all human resources policies and ensures that the personnel needs of SmartFinancial are being met.

During 2018, the Human Resources and Compensation Committee engaged Matthews, Young – Management Consulting, a division of Matthews, Young & Associates, Inc., as its independent compensation consultant to review the Company’s executive compensation program for 2018.

The charter for the Human Resources and Compensation Committee can be viewed on our website at www.smartfinancialinc.com in the Investors area. The Human Resources and Compensation Committee is comprised of Mr. Ogle, who serves as chair of the Human Resources and Compensation Committee, Mr. Barrett, Mrs. Berke, and Mr. Wolpert. Each member of the Human Resources and Compensation Committee is independent, as determined under the definition of independence set forth Nasdaq’s rules and listing standards. During 2018, the Human Resources and Compensation Committee met six times.

Shareholder Communications with Board of Directors

Shareholders are encouraged to communicate with members of our Board of Directors either in person or in writing at any time. Communications are not screened, and written communications are passed on to the Board of Directors for its review and consideration. Written communications should be sent to SmartFinancial, Inc., Attention: Chairman, Audit Committee, 5401 Kingston Pike, Suite 600, Knoxville, Tennessee 37919.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table and Narrative for Fiscal Year 2018

The following table shows the compensation SmartFinancial paid for the years ended December 31, 2018 and 2017 to (i) its chief executive officer during the fiscal year ended December 31, 2018, and (ii) its two most highly compensated executive officers (other than its chief executive officer) serving as executive officers at December, 31, 2018, who earned over $100,000 for the fiscal year ended December 31, 2018 (collectively, the “Named Executive Officers”).

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)(3)	Total ($)
Billy Carroll, Jr., President and Chief Executive Officer	2018	379,920	100,000	43,220	—	—	—	89,031	612,171
	2017	322,560	100,000	245,800	—	—	—	83,499	751,859

Bill Carroll, Sr., Vice-Chairman and SmartBank Director of Business Development	2018	248,978	50,000	—	—	—	—	78,021	376,999
	2017	241,920	60,000	—	—	—	—	74,303	376,223

Wesley M. (“Miller”) Welborn, Chairman	2018	248,978	75,000	—	—	—	—	80,804	404,782
	2017	241,920	99,989	184,350	—	—	—	53,256	579,515
(1)	The bonus payable to Mr. Welborn for 2017 was paid in the form of 4,627 restricted shares of SmartFinancial common stock, which restricted shares were granted January 25, 2018, and vested on the six-month anniversary of the grant date.
(2)	Amounts in this column reflect the aggregate grant date fair value of restricted stock awards in 2018 and 2017.
(3)	Other compensation amounts are detailed below
2018	Billy Carroll, Jr.	Bill Carroll, Sr.	Miller Welborn
401k Match	$11,000	$10,575	$10,003
Director Fees Earned or Paid in Cash	36,000	36,000	36,000
Auto Allowance	6,422	—	—
Club Membership	25,000	25,000	25,000
Medical	8,881	4,718	8,074
Other Benefits	1,728	1,728	1,728

2017
401k Match	9,868	9,970	10,800
Director Fees Earned or Paid in Cash	33,000	33,000	33,000
Auto Allowance	6,431	—	—
Club Membership	25,000	25,000	—
Medical	6,958	4,091	7,214
Other Benefits	2,243	2,243	2,243

Group benefit package – All SmartFinancial and SmartBank associates, including the Named Executive Officers, participate in our group benefit package, which includes customary medical and dental benefits, group life insurance, group disability, healthcare and dependent care reimbursement plans, and a 401k plan. Associates, including the Named Executive Officers, are also provided a set number of days of paid time off each year, with the number of days of paid time off varying by associate. We do not provide sick leave for any associate, including the Named Executives Officers. Additionally, associates, including Named Executive Officers, are not permitted to carry over unused paid time off into a subsequent fiscal year.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by both exercisable and non-exercisable options held by the Named Executive Officers, as well as the related exercise prices and expiration dates. Options are granted pursuant to one of SmartFinancial’s stock option plans.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Billy Carroll, Jr., President and Chief Executive Officer	—	—	—	—	—	10,000	182,700	—	—
	—	—	—	—	—	2,000	36,540	—	—
Wesley M. Welborn, Chairman	2,500	—	—	6.60	02/28/2022	7,500	137,025	—	—
	1,250	—	—	9.48	02/28/2023
	2,500	—	—	9.60	02/28/2024
	1,025	—	—	15.05	09/29/2025
(1)	Generally, Mr. Carroll, Jr.’s 10,000 shares vest on July 17, 2022, Mr. Carroll, Jr.’s 2,000 shares vest on January 25, 2023, and Mr. Welborn’s 7,500 shares vest on July 17, 2022. However, each Named Executive Officer’s shares vest pro rata on an accelerated basis upon his death or disability and may, at the discretion of the Company’s Board of Directors, fully vest upon a change in control.

Employment Agreements

Mr. Welborn, as chairman of the Board of Directors, does not have an employment agreement. Mr. Carroll, Sr. and Mr. Carroll, Jr. are each parties to employment agreements with SmartFinancial. Each of these employment agreements contains provisions for an annual base salary, the opportunity to achieve incentive compensation and annual bonus, and the following provisions, among others:

Compensation. Under Mr. Carroll, Jr.’s and Mr. Carroll, Sr.’s employment agreements, the officers receive salaries which are reviewed by the Human Resources and Compensation Committee at least annually. Mr. Carroll, Jr.’s base salary for 2018 was $390,000 and Mr. Carroll, Sr.’s base salary for 2018 was $250,000. In addition to salary, the officers are eligible for incentive compensation and annual bonuses and may receive a cellular phone allowance, business and professional education expenses, paid vacation, and any other benefits, including, without limitation, retirement plan and health, dental, life, and disability insurance benefits, as may be available from time to time to similarly situated employees of the Company. Additionally, Mr. Carroll, Jr. has use of a bank-owned automobile and Mr. Carroll, Jr. Mr. Carroll, Sr., and Mr. Welborn receive an annual allowance for club memberships.

Term. Each of Mr. Carroll, Jr.’s and Mr. Carroll, Sr.’s employment agreement provides for an initial term of three years, which ended February 1, 2018, However, each employment agreement automatically renews thereafter for additional, successive one-year terms unless one party gives the other party written notice of its intent to terminate the agreement as of the end of the then-current renewal term at least 60 days prior to the end of the then-current renewal term.

Severance Pay. Each of Mr. Carroll, Jr.’s and Mr. Carroll, Sr.’s employment agreement provides that, if the Company terminates the agreement without cause or if the officer terminates the agreement for cause, then the officer will be entitled to one times the officer’s then-current annual base salary and, for a period of up to 12 months following such termination, the Company will reimburse the officer for the reasonable cost of health insurance premium payments, subject to certain conditions. If the Company terminates an officer’s employment agreement with cause or the employee terminates the agreement without good reason, then the officer will not be entitled to any post-termination compensation or benefits.

Restrictive Covenants. The employment agreements for Mr. Carroll, Jr. and Mr. Carroll, Sr. contain provisions restricting the officers’ ability to compete, either directly or indirectly, with SmartFinancial or SmartBank within a

75-mile radius of any banking office maintained by either entity during the period of such officers’ employment and, following the termination of their employment, during the period (if any) during which the officers are entitled to receive severance benefits. The employment agreements also contain provisions restricting the officers’ ability to solicit customers or employees of SmartFinancial and/or SmartBank during the period of such officers’ employment and for a period of 12 months after the termination of the officers’ employment, or to make any untruthful statement that could reasonably be perceived to disparage SmartFinancial and/or SmartBank during the period of such officer’s employment and for a period of two years thereafter.

Severance on Change of Control. Each of Mr. Carroll, Jr.’s and Mr. Carroll, Sr.’s employment agreement provides that, if within 12 months following any change of control, the officer’s employment is terminated by the Company (or its successor), without cause or by the officer for cause, the officer will receive a severance payment equal to two times the officer’s annual base in one lump sum payment. Additionally, the Company (or its successor) is required to reimburse the officer for the reasonable cost of health insurance premium payments, subject to certain conditions.

2018 Director Compensation

In 2018, members of the SmartBank and SmartFinancial boards of directors were each paid $2,000 per month. Committee chairs each received $1,500 per committee meeting, and committee members each received $750 per meeting.

The following is a summary of the compensation paid to SmartFinancial directors for 2018, and includes fees received as directors of SmartBank, as the case may be. Mr. Carroll, Jr., Mr. Carroll, Sr., and Mr. Welborn are not included in the table below; their compensation is detailed in the summary compensation table for Named Executive Officers above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Victor L. Barrett	68,000	—	68,000
Monique P. Berke	55,250	—	55,250
Clifton N. Miller(1)	24,250	—	24,250
Ted C. Miller	56,750	—	56,750
David A. Ogle	59,000	—	59,000
Steven B. Tucker	47,000	—	47,000
Keith E. Whaley, O.D.	50,750	—	50,750
J. Beau Wicks	48,500	—	48,500
Geoffrey A. Wolpert	53,000	—	53,000
Frank McDonald(2)	19,750	10,005	29,755
Doyce Payne(2)	21,250	10,005	31,255
(1)	Mr. Clifton Miller joined the Board on May 2018.
(2)	Mr. McDonald and Dr. Payne retired from the Board of directors on June 1, 2018. In connection with their retirement from the Board of Directors, each was granted 463 shares of restricted stock on January 25, 2018, which shares subsequently vested upon their retirement from the Board of Directors.

2019 Director Compensation

The monthly and per meeting fees to be paid to Board members in 2019 will be the same as that detailed above for 2018, subject to adjustment as the Board sees fit in conjunction with the advice and recommendation of the Human Resources and Compensation Committee. There has been no change in 2019 Board fees as of the date of this proxy statement. In addition, each independent director was granted 500 shares of restricted stock on January 24, 2019, which shares will, subject to the terms of the applicable grant agreements, vest on January 1, 2020.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock (collectively “Reporting Persons”) to file with the SEC reports of ownership and changes in ownership with respect to the Company common stock owned by them.

Reporting Persons are also required to furnish the Company with copies of the reports they file. Based solely on a review of copies of these reports furnished to us during or with respect to the fiscal year ended December 31, 2018, and written representations from our directors and executive officers that no Forms 5 were required for these persons, we believe that all persons who were Reporting Persons during the fiscal year ended December 31, 2018, filed on a timely basis all reports required to be filed by them under Section 16(a) of the Exchange Agent during the fiscal year ended December 31, 2018, or prior fiscal years, with the following exceptions: C. Bryan Johnson inadvertently failed to file on a timely basis a Form 4 with respect to the grant to him of 2,000 cash-settled stock appreciation rights on February 23, 2017, and a Form 4 with respect to the grant to him of 2,000 cash-settled stock appreciation rights on January 25, 2018; Gregory L. Davis inadvertently failed to file on a timely basis a Form 4 with respect to the grant to him of 3,000 cash-settled stock appreciation rights on February 23, 2017, and a Form 4 with respect to the grant to him of 3,000 cash-settled stock appreciation rights on January 25, 2018; Rhett D. Jordan inadvertently failed to file on a timely basis a Form 4 with respect to the grant to him of 3,000 cash-settled stock appreciation rights on January 25, 2018; and Gary W. Petty, Jr. inadvertently failed to file on a timely basis a Form 4 with respect to the grant to him of 2,000 cash-settled stock appreciation rights on January 25, 2018. With respect to the exceptions listed, all remedial reports have been filed with the SEC.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors oversees the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor and the performance of the Company’s internal and independent auditors. The Audit Committee’s function is more fully described in its Board approved charter, available on our website: www.smartfinancialinc.com. The Audit Committee reviews that charter on an annual basis. The Board annually reviews the Nasdaq listing standards’ definition of “independence” for Audit Committee members and applicable SEC rules related to Audit Committee member independence and has determined that each member of the Audit Committee meets those standards.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management must adopt accounting and financial reporting principles, internal controls and procedures that are designed to ensure compliance with accounting standards, applicable laws and applicable regulations. The Audit Committee met with management regularly during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors. The Audit Committee also discussed with the Company’s senior management and independent auditors the process used for certifications by the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, which are required for certain of the Company’s filings with the SEC.

The Audit Committee is responsible for hiring and overseeing the performance of the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. DHG has served as the independent registered public accounting firm for the Company since 2018. In accordance with Nasdaq Rule 5605, DHG is registered as a public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ending December 31, 2018, with management. The Audit Committee also met separately with both management and DHG to discuss and review those financial statements and reports prior to issuance. Management has represented, and DHG has confirmed to the Audit Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee received from and discussed with DHG the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as amended and as adopted by the PCAOB in Rule 3200T. The Audit Committee has received the written disclosure and letter from DHG required by applicable requirements of the PCAOB regarding independence and has discussed with DHG the auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of directors that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018.

Submitted by the Audit Committee:

Victor L. Barrett, chair
Monique P. Berke
Ted C. Miller
Steven B. Tucker
Geoffrey A. Wolpert
Keith E. Whaley O.D.

PROPOSAL NUMBER TWO
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dixon Hughes Goodman LLP (“DHG”) serves as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2018. In 2017, the Audit Committee of the Board of Directors performed a periodic request for services and interviewed several firms qualified to serve in the role of external auditor for a company of our size and complexity. As a result of this process, the Audit Committee of our Board selected DHG as our independent registered public accounting firm to opine on our consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2018. The Audit Committee has again this year selected DHG as our independent registered public accounting firm to opine on our consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2019. There are no affiliations between SmartFinancial and DHG or its partners, associates, or employees, other than those which pertain to the engagement of DHG in 2018 as independent auditors for the Company and for certain permitted consulting services. The Audit Committee recommends that shareholders vote in favor of ratification of such appointment. There are no affiliations between SmartFinancial and DHG, its partners, associates or employees.

Shareholder approval of the selection of DHG as our independent auditors is not required by law, by our bylaws, or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment and compensation of the independent auditor and for oversight of the audit work. The Audit Committee will consider the results of the shareholder vote on this proposal and, in the event of a negative vote, will reconsider its selection of DHG, but is not bound by the shareholder vote.

Even if the DHG appointment is ratified by the Company’s shareholders, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of DHG is expected to attend the Annual Meeting and that representative will have the opportunity to make a statement, if he or she desires to do so, and to answer appropriate questions.

This Proposal Number Two gives you as a shareholder the opportunity to ratify the selection of DHG as the independent registered public accounting firm of the Company through the following resolution:

RESOLVED, that the shareholders of SmartFinancial, Inc. approve and ratify the selection of Dixon Hughes Goodman LLP as the independent registered public accounting firm of SmartFinancial, Inc. for its fiscal year ending December 31, 2019.

The following table presents the aggregate fees billed to SmartFinancial for professional services rendered by DHG for the fiscal year ended December 31, 2018, and by Mauldin & Jenkins, LLC for the fiscal year ended December 31, 2017:

Services	2018	2017(1)
Audit Fees	$290,000	$319,282
Audit Related Fees	25,000	55,718
Tax Fees	—	30,000
All Other Fees	—	—
Total	$315,000	$405,000
(1)	In 2017, Mauldin & Jenkins, LLC performed services related to an integrated audit of the Company’s annual consolidated financial statements and internal controls over financial reporting.

The charter of the Audit Committee provides that the duties and responsibilities of the Audit Committee include the pre-approval of all services that may be provided to SmartFinancial by independent registered public accounting firms whether or not related to the audit. In fiscal years 2017 and 2018, the fees described above were approved by the Audit Committee.

This proposal will be approved if the number of shares of common stock present at the annual meeting, in person, or represented by proxy and entitled to vote on this proposal vote “for” the matter exceed the number of shares of common stock that vote “against” the matter. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF DIXON HUGHES GOODMAN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2019.

PROPOSAL NUMBER THREE
ADVISORY VOTE ON THE COMPENSATION OF SMARTFINANCIAL’S NAMED EXECUTIVE OFFICERS

SmartFinancial believes that the compensation for the Named Executive Officers, as described in “Compensation of Named Executive Officers and Directors” on page 21 of this proxy statement, is based on a pay-for-performance culture and is strongly aligned with the long-term interests of SmartFinancial’s shareholders. SmartFinancial believes that this culture focuses executives on prudent risk management and appropriately rewards them for performance.

SmartFinancial also believes that both the Company and its shareholders benefit from responsive corporate governance policies and consistent dialogue and that the extensive disclosure of compensation information provided in this proxy statement provides you, SmartFinancial shareholders, the information you need to make an informed decision as you weigh the pay of the Named Executive Officers in relation to the Company’s performance.

This Proposal Number 3 gives you as a shareholder the opportunity to endorse or not endorse the compensation the Company paid to the Named Executive Officers through the following resolution:

“RESOLVED, that the shareholders of SmartFinancial, Inc. approve the compensation of the Named Executive Officers of SmartFinancial, Inc. set forth in the Summary Compensation Table and Narrative for Fiscal Year 2018 section of this proxy statement and described by the same.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when considering future executive compensation arrangements for SmartFinancial’s Named Executive Officers.

This proposal is provided as required pursuant to the Securities Act.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL NUMBER FOUR
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Exchange Act provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently SmartFinancial should seek future advisory votes on the compensation of named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission. By voting with respect to this Proposal No. 4, shareholders may indicate whether they would prefer that we conduct future advisory votes on named executive officer compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board has determined that a triennial advisory vote on named executive officer compensation will allow our shareholders to provide timely, direct input on SmartFinancial’s named executive officer compensation philosophy, policies, and practices as disclosed in the proxy statement for the year of the vote. Accordingly, the Board believes that a triennial vote is consistent with SmartFinancial’s efforts to engage in ongoing dialogue with our shareholders on named executive officer compensation and corporate governance matters.

SmartFinancial recognizes that you, the shareholders, might have different views as to the best approach for the Company, and therefore we look forward to hearing from you as to your preferences on the frequency of an advisory vote on named executive officer compensation.

This vote is advisory and not binding on SmartFinancial or its Board in any way. The Board will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on named executive officer compensation. The Board may decide that it is in the best interests of you, the shareholders, and the Company to hold an advisory vote on named executive officer compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below.

“RESOLVED, the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the compensation of SmartFinancial’s named executive officers as set forth in this proxy statement should be every year, every two years, or every three years.”

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two, or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

OTHER MATTERS

We know of no other matters to be submitted to our shareholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our in accordance with their judgment. Discretionary authority with respect to such matters is granted by execution of the enclosed proxy.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
FOR 2020 ANNUAL MEETING

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy for our 2020 annual meeting must submit their proposals so that they are received by us at our principal executive offices, addressed to our Corporate Secretary, no later than November 23, 2019. Shareholder proposals not submitted for inclusion in next year’s proxy statement and form of proxy, but instead sought to be presented directly at our 2020 annual meeting of shareholders, may be brought before the annual meeting generally so long as we receive notice of the proposal, addressed to our Corporate Secretary, at our principal executive offices, not more than 120 days or less than 90 days prior to the one year anniversary of our 2019 annual meeting of shareholders (i.e., between January 3, 2020 and February 2, 2020) and the proposal otherwise complies with the Company’s bylaws.

ANNUAL REPORT

A copy of our annual report for our fiscal year ended December 31, 2018 is being made available concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K

We filed an annual report on Form 10-K with the SEC on March 18, 2019. Shareholders may obtain a copy of our annual report, including any amendments thereto, without charge, by writing to our Corporate Secretary at our principal executive offices, located at 5401 Kingston Pike, Suite 600, Knoxville, Tennessee 37919.

SmartFinancial, Inc.

SMARTFINANCIAL, INC.
5401 KINGSTON PIKE, SUITE 600
KNOXVLLE, TN 37919

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/01/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/01/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Victor L. Barrett
02 Monique P. Berke
03 William Y. Carroll, Jr.
04 William Y. Carroll, Sr.
05 Clifton N. Miller
06 Ted C. Miller
07 David A. Ogle
08 Steven B. Tucker
09 Wesley M. Welborn
10 Keith E. Whaley, O.D
11 J. Beau Wicks
12 Geoffrey A. Wolpert

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. A proposal to approve the appointment of Dixon Hughes Goodman LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐
3. A proposal to approve, on a non-binding advisory basis, the compensation of the company's named executive officers as set forth in the accompanying proxy statement.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	3 years	2 years	1 year	Abstain
4. On a non-binding advisory basis, vote on the frequency with which the shareholders of the company will have a non-binding, advisory vote on the compensation of the company's named executive officers.	☐	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000405742_1 R1.0.1.18

SmartFinancial, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

SMARTFINANCIAL, INC.
Annual Meeting of Shareholders
May 2, 2019 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) William Y. Carroll, Jr. and Wesley M. (Miller) Welborn, or either of them, as proxy, with the power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SMARTFINANCIAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM EDT on 5/2/2019 at SmartBank Main Office, 2430 Teaster Lane, Suite 205, Pigeon Forge, TN 37863, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000405742_2 R1.0.1.18